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                                                         Exhibit 21.1


                         SUBSIDIARIES OF THE COMPANY

1. Advanced Fibre Communications Hong Kong Ltd.

2. Advanced Fibre Communications India (Private) Ltd.

3. Advanced Fibre Technology Communications (Hong Kong) Limited